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                                                                  EXHIBIT 10.2.6


                         MASTER OUTSOURCING AGREEMENT

                            (MAINTENANCE SERVICES)

     This Master Outsourcing Agreement (Maintenance Services) (the "Agreement") is made as of the 13th day of December, 1999 by and between Motorola, Inc., a Delaware corporation, through its Motorola Computer Group, with its principal office located at 2900 South Diablo Way, Tempe, AZ 85282 ("MCG"), and LinuxCare, Inc, with its principal office located at 650 Townsend St. San Francisco, CA 94103 (VENDOR).

                                   RECITALS

A. MCG manufactures, sells, distributes and licenses certain computer hardware and software products and other third party products in connection with such computer products.

B. MCG provides installation, maintenance and other services for such computer products and such third party products.

C. VENDOR is in the business of providing engineering support, training, development, and consulting services for Linux products.

D. MCG desires to establish a contractual relationship with VENDOR whereby VENDOR will provide a significant portion of MCG's support and other support related services directly to MCG pursuant to the terms and conditions of this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, MCG and VENDOR agree as follows:

1.   DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and the plural forms of the terms defined). Unless otherwise indicated, references to Schedules and Exhibits shall mean Schedules and Exhibits to this Agreement, as such Schedules and Exhibits may be amended, supplemented or modified from time to time.

     (a) "Base Term" shall have the meaning set forth in Section 3(a) of this Agreement.

     (b) "Customer Data" shall mean the customer contract files and other information pertaining to the customers, as communicated and provided to VENDOR by MCG in its sole discretion, whose service maintenance will be provided by VENDOR on behalf of MCG hereunder.

     (c)  "Effective Date" shall mean December 13, 1999.

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     (d)  "Eligible Products" shall mean all Linux operating system software currently or in the future supported by MCG or any of its affiliates subject to any third party contractual terms between MCG and the third party.

     (e) "Loaned Equipment" shall mean equipment identified by MCG for the support or servicing of Eligible Products which is to be loaned to VENDOR as provided in Section 5 (c) herein.

     (f) "Major Facilities" shall mean the Major Parts Facilities and VENDOR's facilities in 650 Townsend St. San Francisco, CA 94103.

     (g)  "Service Area" shall mean the geographic location identified in
     Schedule 1(h).

     (h) "Services" shall mean the obligations, duties and services described in an attached Statement of Work.

     (i) "Statement of Work" shall mean all of the obligations, duties and services of VENDOR in respect of the support and servicing of Eligible Products including, without limitation, remote customer service, call management, and customer tracking, as set forth in detail in the Statement of Work attached hereto as an exhibit.
                                   -------

     (j) "Technical Documentation" shall mean diagnostic software and tools (including without limitation, operations and maintenance manuals, training materials, logic diagrams, service aids and know-how related to the Eligible Products that are necessary or appropriate, as communicated and provided to VENDOR by MCG in its sole discretion and to the extent MCG is permitted under third party licenses to communicate and provide such items to VENDOR, for VENDOR's engineers to support the Eligible Products properly.

     (k) "Transition Completion Date" shall mean the date when the transition is completed in full and VENDOR is capable of performing the in accordance with the standards and requirements specified in the Transition Plan, as such date may be modified from time to time in connection with revisions to such Transition Plan.

     (l) "Transition Coordinator" shall mean an individual identified by VENDOR who shall be acceptable to MCG and who shall serve as the Transition Coordinator for purposes of Section 4(c) hereof.

     (m) "Transition Plan" shall mean the plan created through joint effort of VENDOR and MCG as set forth in Section 4(a), below.

     (n) "Transition Phase" shall mean the period commencing on the Effective Date and ending on the Transition Completion Date.

     (o)  "VENDOR Onsite Project Manager" shall have the meaning set forth in
     Section 4(c).

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2.   APPOINTMENT AS SERVICE CONTRACTOR

     (a)  Appointment. Upon and subject to the terms and conditions of this
          -----------
Agreement, MCG hereby appoints VENDOR, as its contractor, to perform the Support for or with respect to the Eligible Products within the Service Area. VENDOR may subcontract its obligations under this Agreement to third parties provided that
(i) such third parties agree to the terms and provisions of this Agreement applicable to the services provided by such third parties, which provisions shall at minimum require full compliance with Section 9 - Confidential Information; (ii) VENDOR provides MCG prior notice of the full identity (i.e., name, telephone number and address) of such third party and a description of the services being so provided, and (iii) VENDOR obtains MCG's prior written consent of such third party for the particular subcontract, which consent shall not be unreasonably withheld. VENDOR shall indemnify MCG for any and all claims made against MCG resulting out of any acts or omissions of such third parties in accordance with the provisions of Section 10(a), below.

     (b)  Acceptance of Appointment. VENDOR hereby accepts such appointment and
          -------------------------
agrees to perform the Services on or with respect to the Eligible Products within the Service Area. VENDOR agrees to perform the Services promptly, in a skillful, competent and workmanlike manner, and in accordance with the standards of skill and care exercised by equipment maintenance and service providers with respect to similar equipment.

     (c)  Non-exclusivity. MCG and VENDOR hereby acknowledge and agree that the
          ---------------
appointment of VENDOR hereunder is not exclusive. At any time, and at its sole discretion, MCG, Motorola, Inc., and any of their respective divisions, subsidiaries or affiliates may perform and/or may engage any third party to perform any or all of the Services (or any other services) within or outside of the Service Area. Nothing in this Agreement is intended to limit or restrict VENDOR's right to provide maintenance services (including services comparable to the Services) on behalf of other equipment vendors; provided, that any such
                                                    --------
services performed by VENDOR on behalf of any other vendor shall not interfere with or limit VENDOR's ability to fully and timely perform the Services.

3.   TERM OF AGREEMENT

     (a)  Base Term. Subject to Section 3(b) hereof, the term of this Agreement
          ---------
will commence on the Effective Date and will, unless sooner terminated in accordance with the provisions hereof, and subject to the requirements of
Section 12, end on the third (3rd) anniversary thereof.

     (b)  Automatic Annual Extension. The term of this Agreement shall
          --------------------------
automatically be extended for successive periods of one year each; provided,
                                                                   --------
that the term of this Agreement shall not be extended under this Section 3(b) if either party shall have delivered, not later than twelve (12) months prior to the then scheduled expiration date, written notice to the other party of its election not to have the term of Services to be provided under this Agreement automatically extended pursuant to this Section 3(b).

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4.   TRANSITION PHASE

     (a)  Transition Management. VENDOR will be responsible for all transition
          ---------------------
management and transition planning. To the extent MCG has any suggested additions or modifications, the parties shall immediately confer and in good faith attempt to resolve any disagreements that may arise. Both MCG and VENDOR will diligently and timely perform their respective duties and tasks under a mutually agreed-upon Transition Plan in accordance with the provisions of this Agreement, the Statement of Work and the Transition Plan so that the Transition Phase will be completed successfully within the schedule established in the Transition Plan.

     (b)  Failure to Meet Transition Completion Date. In addition to MCG's right
          ------------------------------------------
to recover actual damages, in the event that VENDOR fails to perform its obligations hereunder with respect to the Transition Phase in accordance with the Statement of Work and the Transition Plan such that the Transition Completion Date does not occur on or before the date set by mutual agreement of the parties:

          (i) VENDOR shall make available to MCG all personnel, equipment and other resources in addition to such personnel, equipment and other resources then dedicated to the MCG Transition Phase that are necessary under the circumstances to maintain MCG's service and maintenance operations fully operational at the same service level at which it was operating on the Effective Date. VENDOR shall be reimbursed for use of the technical people at the telephone only support rates. On site services performed by VENDOR during this period will be reimbursed by the Flat Rate Per Incident On-site Labor Rate as set forth in the Statement of Work.

          (ii) If the Transition Completion Date has not occurred by the mutually agreed date, VENDOR shall as soon as possible submit to MCG a written plan to complete the Transition. MCG shall have a mutually agreed to time period in which, by written notice to VENDOR, to (A) accept the written plan, (B) terminate this Agreement as of a date specified in the termination notice, without any further financial obligations to VENDOR or
     (C) elect to stay at current implementation level of the Transition Plan. If MCG does not provide a written response, it shall be deemed to have elected to stay at the current implementation level. Nothing in this
     Section 4 shall be intended to restrict or limit MCG's right to initiate discussions and/or negotiations with any other maintenance service provider during or after the Transition Phase.

5.   GENERAL COVENANTS RELATING TO THE SERVICES

     (a)  Personnel. VENDOR agrees to maintain sufficient staffing levels to
          ---------
          cause all Services to be performed in accordance with, and within the time frames specified in, the Statement of Work. VENDOR shall assign to maintenance services only trained and experienced personnel. Such personnel must be technically qualified by MCG to the appropriate level required, and as determined by MCG, for the Eligible Products to be maintained by VENDOR pursuant to this Agreement.

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     (b)  Loaned Equipment. MCG shall deliver to VENDOR and VENDOR shall accept
          ----------------
          the delivery of the Loaned Equipment set forth in Schedule 5(c), attached hereto, as prescribed in the Transition Plan and such other Loaned Equipment as MCG shall determine is required from time to time. Such Loaned Equipment shall be used by VENDOR solely in the performance of the Services. Unless otherwise agreed to by MCG in writing, such Loaned Equipment shall remain the property of MCG. Upon delivery to VENDOR, VENDOR assumes the cost of labor for safekeeping, maintaining and repairing the Loaned Equipment and shall keep such Loaned Equipment in good working order and repair, subject to reasonable wear and tear that does not adversely affect the utility or efficiency of such Loaned Equipment. MCG shall provide the parts to the Loaned Equipment as requested by VENDOR in connection with the safekeeping, maintenance and repair of the Loaned Equipment. VENDOR shall maintain complete and accurate records of the location and condition of the Loaned Equipment and shall execute precautionary UCC-1 financing statements and any other documents that are reasonably necessary to protect MCG's ownership interest in such Loaned Equipment. VENDOR shall keep all such Loaned Equipment prominently marked with clear and readable labels, signs, or notices indicating "MOTOROLA, INC. PROPERTY." Upon delivery of Loaned Equipment to VENDOR, VENDOR assumes all risk of loss, theft, damage or casualty to such Loaned Equipment including, without limitation, any such loss, theft, damage or casualty occurring during any subsequent transfer of such Loaned Equipment to other VENDOR facilities or to customer locations and shall indemnify and hold MCG harmless from and against any such loss, theft, damage or casualty.

     (c)  Customer Data. MCG shall provide Customer Data to VENDOR as described
          -------------
          in the Statement of Work.

     (e)  Technical Documentation. MCG shall provide to VENDOR reasonably
          -----------------------
          sufficient copies of the Technical Documentation at no charge to VENDOR. All such Technical Documentation shall, to the extent owned by MCG, remain the property of MCG including, without limitation, all modifications, enhancements, improvements and translations ("Improvements to Technical Documentation") made to it by any party. However, MCG hereby grants to VENDOR a non-exclusive, royalty free, right and license, limited as further described herein, to use the MCG-owned Technical Documentation solely for the purpose of providing services for customers pursuant to contracts such customers have with MCG only. To the extent Technical Documentation is licensed to MCG from a third party, MCG shall to the extent permitted by such third party license provide VENDOR rights under the terms of such third party license. VENDOR shall abide by all restrictions, limitations and conditions imposed on or in connection with such Technical Documentation as mutually agreed by the parties. Upon termination, expiration or cancellation of this Agreement, VENDOR shall return all Technical Documentation, including all copies thereof, to MCG. VENDOR shall have no right or license to copy or modify the Technical Documentation, unless otherwise agreed to in writing by MCG. VENDOR agrees to preserve and not remove or obscure any proprietary information notices or other use restrictions, including without limitation, any copyright notices, trademarks and

                                      -5-
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          restricted government rights legends. The Technical Documentation are provided hereunder "As Is" with no representation or warranty whatsoever. Specifically, MCG does not represent or warrant that the Technical Documentation does not infringe any third party intellectual property rights.

     (f)  Reports. VENDOR shall prepare such reports, summaries, analyses and
          -------
          shall supply such data and other material as specified in the Statement of Work, and as otherwise reasonably requested by MCG.

     (g)  Inspections. After notification by MCG, VENDOR shall attempt to
          -----------
          accommodate immediately but shall in no case later than 2 days allow MCG to visit and inspect during VENDOR's normal business hours without interference to VENDOR's business at any facility of VENDOR where Services are performed or Loaned Equipment, Customer Data or Technical Documents are used or stored and to inspect all records of VENDOR kept or maintained in connection with the Services. Such representatives from MCG may be required to be escorted by VENDOR for security purposes. Such inspections shall include the opportunity to monitor VENDOR's compliance with every aspect of the Statement of Work. VENDOR will at all times requested by MCG cooperate with and assist such persons in locating and gaining access to such facilities and records.

     (h)  Financial Information. VENDOR shall provide immediately notice to MCG
          ---------------------
          of any event or condition that in VENDOR's reasonable judgment results in or is reasonably likely to result in a material adverse change to the solvency, financial condition or business operations of VENDOR.

     (i)  Quality Metric Measurements and Reporting of VENDOR's Performance. MCG
          -----------------------------------------------------------------
          and VENDOR will, on a regularly scheduled basis, meet to define and mutually agree upon the Quality Metric goals for the Quality Metrics defined in Exhibit D. VENDOR agrees to present, at MCG's monthly quality meeting in Tempe, Arizona, the performance data for the goals set above and provide root cause analysis and corrective action plans for all quality metric goals missed. If the quality goals missed are not resolved to MCG's satisfaction for a period of 3 consecutive months, MCG shall provide written notice to VENDOR stating the specific deficiencies and missed goals and requesting that an appropriate member of VENDOR's senior staff at the Vice President or Senior Vice President level attend the next MCG monthly quality meeting and to be present at such time. Such senior staff person shall attend the noticed MCG monthly quality meeting and shall present an executive action plan which will define how VENDOR plans to resolve the deficiencies and missed goals. Unless otherwise agreed to by the parties, all such deficiencies and missed goals must be successfully rectified within 90 days thereafter.

6.   FEES

     In consideration of VENDOR performing its obligations hereunder, MCG shall pay VENDOR the fees and charges as specified in the Statement of Work. All billable service

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performed in each month shall be invoiced the following month. All payments required to be made by MCG hereunder shall be due and payable within thirty (30) days from receipt of an accurate invoice. VENDOR will be permitted to increase its prices for services as set forth in the Statement of Work no greater than 5% for each year, after expiration of the Base Term. Notwithstanding anything to the contrary, MCG shall be entitled to the most favorable prices for services for equivalent type and volume of services. MCG shall provide VENDOR evidence of tax exemption for each applicable state as required, otherwise, applicable tax will be included with invoices.

7.   TITLE

     MCG shall retain all rights (including, without limitation, all intellectual property rights), title, and interest in and to all Technical Documentation, Customer Data, Loaned Equipment and Parts delivered to and/or retrieved by VENDOR hereunder. VENDOR shall not make any contrary representations to any third party. VENDOR shall not use, sell or encumber the Technical Documentation, Customer Data, and Loaned Equipment for its own account. VENDOR agrees to take all additional actions reasonably requested by MCG to preserve MCG's rights in all Technical Documentation, Customer Data, and Loaned Equipment, including, without limitation, keeping all Technical Documentation, Customer Data, Loaned Equipment secure and separate from any other inventory or materials which do not belong to MCG, placing and maintaining signs on VENDOR's premises or tags on the property announcing MCG's ownership and executing any documents reasonably necessary to preserve MCG's ownership interest. VENDOR shall at all times keep all Technical Documentation, Customer Data, and Loaned Equipment free and clear of any claims, liens, charges and legal processes of VENDOR's creditors and shall defend, at is own cost and expense, MCG's title to or rights in all such Technical Documentation, Customer Data, and Loaned Equipment against all claims, liens, charges and legal processes of creditors of VENDOR and shall indemnify, defend and hold MCG harmless from and against any such claims, liens, charges and processes.

8.   REPRESENTATIONS AND WARRANTIES

Each party ("Representing Party") represents and warrants to and for the benefit of the other party that on the Effective Date:

     (a) Representing Party is validly existing and in good standing under the laws of the state in which its principle office is located and is duly licensed or qualified and is in good standing wherever necessary to carry on its present business and operations and to own or lease its properties and has the power and authority and all necessary licenses and permits to carry on its present business and operations (including carrying on its business as presently conducted), to own or lease its properties and to enter into and perform its obligations under this Agreement.

     (b) This Agreement has been duly authorized, executed and delivered by Representing Party and constitutes legal, valid and binding obligations of Representing Party enforceable against Representing Party in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws affecting creditors' rights generally and subject to general principles of equity.

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     (c)  The execution and delivery of this Agreement and compliance by
Representing Party with all of the provisions hereof do not require any partner (or any partner or shareholder of any partner) approval and do not and will not contravene any law, rule, regulation, judgment or decree applicable to or binding on Representing Party or require any consent of a third party or contravene the provisions of, or constitute a default under, or result in the creation of any lien on the property of Representing Party under, a general partnership agreement or any indenture, mortgage, contract or other agreement or instrument to which Representing Party is a party or by which it or any of its property may be bound or affected.

     (d) Representing Party is not in default, and no event or condition exists which after the giving of notice or lapse of time or both would constitute an event of default, under any mortgage, indenture, contract, agreement, judgment or other undertaking to which Representing Party is a party or upon any of the assets of Representing Party, except for any such default, event or condition which, individually or in the aggregate, would not materially adversely affect Representing Party financial condition, business or operations or adversely affect Representing Party's ability to perform its obligations under this Agreement.

     (e) There are no proceedings pending or, to the knowledge of Representing Party, threatened, and to the knowledge of Representing Party there is no existing basis for any such proceedings, against or affecting Representing Party or any subsidiary thereof by or before any court, arbitrator, administrative agency or other governmental authority which, if adversely determined, individually or in the aggregate might be reasonably expected to materially adversely affect the properties, business, prospects, profits or condition of Representing Party or adversely affect Representing Party's ability to perform its obligations under this Agreement. Neither Representing Party nor any of its subsidiaries is in default with respect to any order of any court, arbitrator, administrative agency or other governmental authority, the violation of which individually or in the aggregate might be reasonably expected to materially adversely affect the properties, business, prospects, profits or condition of Representing Party or adversely affect Representing Party's ability to perform its obligations under this Agreement.

     (f) Neither the execution and delivery by Representing Party of this Agreement, nor the performance by Representing Party of its obligations hereunder require the consent, approval or authorization of, the giving of notice to, or the filing, registration, qualification or taking of any other action with, any Federal, state, or foreign government authority or agency.

     (h) This Agreement, Representing Party's written response to the other party's due diligence requests, and the documents referenced or delivered to the other party, individually or in the aggregate, in connection with this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements and facts contained in such documents or writings not false or misleading.

     (g) VENDOR chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) is located at 650 Townsend St. San Francisco, CA 94103 and VENDOR hereby agrees to notify MCG in writing of any change in such location within 30 days of such change.

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     (i)  In connection with Representing Party's business, there are no collective bargaining agreements or other labor agreements to which Representing Party is a party or by which it is bound. There is and has been no unfair labor practice complaint against Representing Party in connection with its business which materially or adversely affects the business of Representing Party. There are and have been no labor strike or other material labor trouble affecting its business and no pending representation question respecting the employees of Representing Party in connection with its business.

     (j) Representing Party and its affiliates have filed or caused to be filed all Federal, state, local and foreign tax returns required to be filed and have paid or caused to be paid all taxes shown to be due and payable on such returns or any assessment received by Representing Party or any of its subsidiaries, to the extent such taxes are due and payable (except to the extent (i) such taxes are being contested in good faith, or (ii) such failure to file tax returns or pay taxes would not have any material adverse effect on the properties, business, prospects, profits, or condition of Representing Party).

9.   CONFIDENTIAL INFORMATION

     (a) Except as provided hereinafter, for a period of five (5) years after termination or expiration of this Agreement, each party shall not disclose, publish or disseminate information received from the other party which may be required to carry out this Agreement and which the disclosing party deems proprietary and confidential, and which has been reduced to a tangible medium and marked confidential (hereinafter "Confidential Information"). In order for oral information to be considered Confidential Information, it must be confirmed in writing within thirty (30) days of disclosure.

     (b) The receiving party agrees to employ the same care (which shall be at least reasonable) and discretion with respect to Confidential Information of the disclosing party that it employs with similar information of its own which it does not desire to disclose, publish or disseminate.

     (c) The receiving party shall limit use and access of such Confidential Information to only VENDOR employees and others whose use or access is necessary to effect the purposes of this Agreement and who have executed confidentiality agreements substantially equivalent to the terms in this Section 9.

     (d) At the termination or expiration of this Agreement, the receiving party shall promptly return all Confidential Information which are in written form or on other media, including copies thereof, back to the disclosing party.

     (e) VENDOR agrees that the following constitutes Confidential Information of MCG without further markings or written notice:

               (i)   the identity of Customers as compiled in a database;

               (ii)  the identity of equipment used by a Customer, and

               (iii) the service history of such Customers.

     (f) VENDOR further agrees to take all actions necessary to prevent any Confidential Information from being used or accessed by the product marketing or sales departments of any other Company.

     (g) The obligations specified in this Section 9 will not apply to any information:

               (i) that is already in the possession of the receiving party without obligation of confidence;

               (ii) that is independently developed at any time by the receiving party;

               (iii) that is or becomes publicly available without breach of this Agreement;

               (iv) that is rightfully received by the receiving party from a third party without restriction on disclosure;

               (v) that is disclosed in response to a valid order of a court or other governmental body of the United States of America or any political subdivision thereof; provided, however, that the disclosing party shall first have made a good faith effort to obtain a protective order requiring that the information and/or documents so disclosed be used only for the purpose for which the order was issued;

               (vi)  where its disclosure is otherwise required by law; or

               (vii) where its disclosure is necessary to establish the
                     disclosing party's rights under this Agreement.

10.  INDEMNIFICATION

     (a) VENDOR assumes liability for, and shall defend, indemnify and keep harmless from MCG, and its respective officers, directors, employees, successors and assigns (each, an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, costs and expenses (including, without limitation, reasonable legal fees and expenses), arising from claims of third parties, of whatsoever kind or nature, imposed on, incurred by or asserted against any Indemnified Party, resulting from, arising out of, or incurred with respect to (i) the breach of any covenant or warranty made by VENDOR under Section 8 or a material breach of this Agreement, or (ii) the performance of the Services by VENDOR but not to the extent such claim arises from or relates to VENDOR acting at MCG's direction or instruction or VENDOR's use of the Technical Documentation or other MCG-supplied materials; provided, however, that VENDOR shall not be required under this
           --------
Section 10(a) to defend, indemnify or keep harmless any Indemnified Party for loss or liability resulting from any negligence, willful misconduct or gross negligence of such Indemnified Party.

     The foregoing states VENDOR's sole liability for its breach of warranties in Section 8. MCG shall (i) promptly notify VENDOR of any such claim, (ii) allow VENDOR full control over

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

the defense and settlement of such claim, and (iii) provide VENDOR full cooperation in the defense and settlement of such claim.

     (b) MCG assumes liability for, and shall defend, indemnify and keep harmless VENDOR, and its respective officers, directors, employees, successors and assigns (each, an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, costs and expenses (including, without limitation, reasonable legal fees and expenses), arising from claims of third parties, of whatsoever kind or nature, imposed on, incurred by or asserted against any Indemnified Party, resulting from, arising out of, or incurred with respect to the breach of any covenant or warranty made by MCG under Section 8 or a material breach of this Agreement; provided, however, that MCG shall not be required under this Section
           --------
10(b) to defend, indemnify or keep harmless any Indemnified Party for loss or liability resulting from any negligence, willful misconduct or gross negligence of such Indemnified Party.

     The foregoing states MCG's sole liability for its breach of warranties in
Section 8. VENDOR shall (i) promptly notify MCG of any such claim, (ii) allow MCG full control over the defense and settlement of such claim, and (iii) provide MCG full cooperation in the defense and settlement of such claim.

11.  TERMINATION

     (a)  Termination by Either Party. This Agreement may be terminated at any
          ---------------------------
time by either party (the terminating party is referred to as the "Acting Party"), effective upon the giving of written notice of such termination to the other party (the other party is referred to herein as the "Affected Party") with such notice stating the basis upon which such termination was made, upon the occurrence of any of the following events of default:

          (i) the Affected Party shall fail to perform or observe any material covenant, condition or agreement to be performed or observed on the part of such Affected Party with respect to this Agreement and such failure shall continue unremedied for thirty (30) days after the earlier of (A)the date upon which a responsible officer of such Affected Party obtains knowledge of such failure, or (B)the date on which written notice of such default and demand that the same be remedied shall be given by the Acting Party to such Affected Party; provided, however, that if the nature of such failure is such that more than thirty (30) days are reasonably required for its cure, then the Affected Party shall be entitled to an additional thirty (30) days to cure if the Affected Party had diligently attempted to cure during the initial thirty (30) day cure period.

          (ii) any representation or warranty made by the Affected Party herein or in any document, report, certificate or financial or other statement now or hereafter furnished by such party to the Acting Party in connection with this Agreement shall prove at any time to have been untrue or misleading in any material respect as of the time when made;

          (iii) the Affected Party shall (A)be generally not paying its debts as they become due, (B)file, or consent by answer or otherwise to the filing against it of a petition for relief or reorganization or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (C)make an assignment for the benefit of its creditors, (D)consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or any substantial part of its property, or (E)take corporate action for the purpose of any of the foregoing; or

          (iv) as to the Affected Party, a court or governmental authority of competent jurisdiction shall enter an order appointing, without the consent of the such Affected Party, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of such Affected Party and any such order or petition is not dismissed or stayed within 60days after the earlier of the entering of any such order or the approval of any such petition.

     (b)  Termination by MCG. MCG with twelve months prior written notice may
          ------------------
terminate this Agreement in the event of the occurrence or notice of (i) the sale, lease or conveyance of substantially all of VENDOR's property, assets or business; or (ii) a conflict of interest in its role as a major provider of the services under this Agreement or shall create an image problem which is deleterious to MCG.

     (c)  Termination for Convenience. Either party may terminate this Agreement
          ---------------------------
for convenience upon providing the other party twelve months written notice after the Base Term.

     (d)  Survival of Rights. Neither the expiration nor the early termination
          ------------------
of this Agreement shall release either party from the obligation to pay any sum which may then be owing to the other party or from the obligation to perform any other duty or discharge any other liability incurred prior to the effective date of such expiration or termination.

12.  TERMINATION ASSISTANCE

     (a)  Transfer Obligations. Immediately upon written notice of termination,
          --------------------
expiration or cancellation of this Agreement for any reason, VENDOR shall use its commercially reasonable efforts to transfer the Services and otherwise cooperate fully with MCG to transfer such Services, from VENDOR's facilities to MCG or to any third party maintenance or servicing provider designated by MCG in a manner that (i) minimizes the time to complete such transfer, (ii) maintains the highest quality of Services provided, and (iii) minimizes any disruption to customer requirements. Such cooperation shall include, without limitation, the following:

          (i) At MCG's election, MCG may require VENDOR to continue to perform all or any portion of the Services for a period not to exceed twelve (12) months (the "Transfer Period") as part of the transfer of MCG's service and maintenance operations out of VENDOR's facilities; provided, that in the
                                                        --------
     event that the automatic renewal of the term of this Agreement does not occur as provided in Section 3(b), VENDOR shall provide the termination assistance under this Section 12 during the remaining term of this Agreement.

          (ii) VENDOR shall make available, at the request of MCG, all appropriate employees as consultants during the Transfer Period to assist MCG in transferring the Services from VENDOR to MCG or such third party. VENDOR shall make available the highest skilled support personnel who have performed the Services to train personnel of MCG or such third party.

          (iii) VENDOR shall immediately make available to MCG a machine-readable copy of all Customer Data which is in a machine-readable form and which is then in VENDOR's possession or being stored by or on behalf of VENDOR, together with all other copies of any Customer Data that may exist in any form.

          (iv) VENDOR shall immediately upon MCG's request begin delivering to MCG or such third party all Technical Documentation, and Loaned Equipment then in VENDOR's possession or being stored by or on behalf of VENDOR, such transfer to be made at such time, and with respect to Parts at such times and in such quantities, to permit the orderly transfer of Services to MCG or such third party while providing VENDOR with all such items for the time and to the extent necessary for VENDOR to continue to perform the Services to the extent that MCG has required VENDOR to so perform as provided in
     Section 12(a)(i). Preparation and movement of the above mentioned property to VENDOR's shipping docks shall be at VENDOR's expense; however, expenses related to picking up said property from VENDOR's shipping docks and charges related to shipment of the property to MCG-designated destinations outside of VENDOR's facilities shall be borne by MCG.

          Upon delivery of said property to VENDOR's shipping docks or MCG-designated destinations outside of VENDOR's facilities, MCG assumes all risk of loss, theft, damage or casualty to said property including, without limitation, any such loss, theft, damage or casualty occurring during any subsequent transfer of such Loaned Equipment to other locations and shall indemnify and hold VENDOR harmless from and against any such loss, theft, damage or casualty.

          (v) VENDOR shall exercise its commercially reasonable efforts to cooperate and assist MCG in obtaining the use of any non-proprietary, commercially available software that VENDOR itself used in connection with the Technical Documentation while it was performing under this Agreement.

     (b)  Compensation and Reimbursement. VENDOR shall be reimbursed for its
          ------------------------------
Transfer Obligations under its normal schedule of fees, except that the provision of all consultants as set forth in above Section 12(a)(ii) shall be reimbursed at VENDOR's "direct cost" if the termination is due to the exercise by MCG of its termination rights based upon Section 11(a), above. Such "direct cost" shall consist of VENDOR's direct cost for each employee's salary, the employee's standard personnel benefits program, and the employee's standard incentive package; said incentive package, if any, not to exceed 20% of gross salary.

     (c) VENDOR and MCG agree that being able to provide and maintain the service and support as set forth in this Agreement is critical to MCG's goodwill with its customers. The parties acknowledge that unless VENDOR performs its obligations under Section 12, MCG will suffer irreparable injury and VENDOR therefore agrees that MCG should be entitled to specific performance from VENDOR as to such obligations as defined in a Statement of Work if so determined.

     (d)  The Transfer Obligations. If the termination of this Agreement is due
          ------------------------
to the exercise by VENDOR of its termination rights based upon (1) the nonpayment by MCG of invoices for services when due or (2) MCG's refusal to pay VENDOR for VENDOR's performance of its obligations as required under this Agreement, and MCG is not in material breach of this Agreement such that the breach would render VENDOR incapable of performing its obligations, then VENDOR may as a precondition to performing such Transfer Obligations require MCG to pay the amounts allegedly owed to VENDOR into an interest-bearing escrow account pending resolution of the dispute. Upon resolution, such amounts which are placed in escrow shall be distributed in accordance with the terms of settlement between the parties or court decision.

13.  USE OF MOTOROLA NAME AND MOTOROLA TRADEMARK

     (a) VENDOR acknowledges that (1) Motorola, Inc. owns all right, title and interest in the Motorola name and logotype, (2) that Motorola is the owner of certain trademarks and trade names used in connection with certain product lines and software, and (3) that VENDOR will acquire no interest in any such trademarks or trade names by virtue of this Agreement, its activities under it or its affiliation with Motorola. During the term of this Agreement VENDOR may indicate to the trade and to the public that it is an authorized maintenance provider for the Eligible Products, but it will not adopt or use such trademarks, trade names or Motorola's company name nor (to the extent it may have any power to prevent such use) allow such marks or names to be used by others for any other purpose. At the expiration or termination of this Agreement, VENDOR shall immediately discontinue any and all use of the Motorola name and any other name (or combination of words, designs, trademarks or trade names) that would indicate that VENDOR was or is in any way an agent or contractor of Motorola.

     (b) MCG acknowledges that (1) VENDOR owns all right, title and interest in the VENDOR name and logotype, (2) that VENDOR is the owner of certain trademarks and trade names used in connection with certain product lines and software, and
(3) that MCG will acquire no interest in any such trademarks or trade names by virtue of this Agreement, its activities under it or its affiliation with VENDOR. During the term of this Agreement MCG may indicate to the trade and to the public that VENDOR is an authorized maintenance provider for the Eligible Products. But it will not adopt or use such trademarks, trade names or VENDOR's company name nor (to the extent it may have any power to prevent such use) allow such marks or names to be used by others. At the expiration or termination of this Agreement, MCG shall immediately discontinue any and all use of the VENDOR name and any other name (or combination of words, designs, trademarks or trade names) that would indicate that MCG is providing services to customers through VENDOR.

14.  COMPLIANCE WITH EXPORT CONTROLS

     VENDOR agrees that it will not in any form export, reexport, resell, ship or divert or cause to be exported, reexported, resold, shipped or diverted directly or indirectly any product, parts, software, documentation, technical data or a direct product thereof to any country for which the U.S. Government, any agency thereof, or any other sovereign government, requires an export license or other governmental approval without first obtaining such license or approval.

15.  PROHIBITION AGAINST GIFTS OR PAYMENTS

     No official, employee or agent of any government, governmental agency or political party shall be given any benefit, share in this Agreement, or receive any item of value --- directly or indirectly --- related to this Agreement. MCG and VENDOR warrant that:

     (a) they have not and will not pay, donate, give, offer or promise anything of value to any such person or entity on behalf of VENDOR or MCG in connection with this Agreement;

     (b) they are familiar with the terms of the United States Foreign Corrupt Practices Act (15 United States Code Section 78dd-1 and -2) and with all laws and regulations of the United States including (without limitation) those regarding corrupt payments; and

     (c) they are familiar with the general principles and spirit of the Motorola Code of Conduct Policy attached hereto as Exhibit B.

16.  EQUAL EMPLOYMENT OPPORTUNITY AND AFFIRMATIVE ACTION

     VENDOR agrees to comply with the EEO provisions set forth in Schedule 16, attached hereto.

17.  GOVERNMENT SUBCONTRACT

     IF ANY CUSTOMER CONTRACT COVERED BY THIS AGREEMENT INDICATES THAT IT IS SUBJECT TO A PRIME CONTRACT WITH FEDERAL, STATE AND LOCAL GOVERNMENT AGENCY, OR A HIGHER TIER SUBCONTRACT WITH A U.S. GOVERNMENT PRIME CONTRACTOR OR SUBCONTRACTOR, THEN VENDOR AGREES TO COMPLY WITH ALL TERMS AND CONDITIONS OF THE GOVERNMENT CONTRACT WHICH APPEAR ON EXHIBIT C ATTACHED HERETO AND MADE A PART HEREOF, AND ANY OTHER PERTINENT LAWS, DIRECTIVES AND EXECUTIVE ORDERS TO THE EXTENT THAT THEY APPLY TO THE SUBJECT MATTER OF THE ORDER.

18.  DISASTER RECOVERY

     VENDOR shall provide certain backup procedures as set forth in the Statement of Work to continued operation in the event of certain catastrophic events. VENDOR shall use its commercially reasonable efforts at its own cost to regenerate MCG's Customer Data and to bring back on-line in the event of such a disaster. In the event that part of VENDOR's facilities are operable, VENDOR should provide for MCG's service and maintenance operations in no less favorable position than that given to VENDOR's other customers.

19.  INSURANCE.

     VENDOR shall at its sole cost and expense maintain at all times during the term of this Agreement policies of at least the following insurance coverage and amounts:

     (a) Worker's Compensation and Employers Liability Insurance for its employees who perform services for MCG. Worker's Compensation shall be as required by statute and Employer's Liability shall be no less than $1,000,000. VENDOR agrees to waive its right of subrogation against Motorola in connection said Worker's Compensation and Employers Liability Insurance. Motorola agrees to waive its right of subrogation against VENDOR in connection with its own Worker's Compensation and Employer's Liability Insurance.

     (b) Comprehensive General Liability insurance, including broad form contractual liability and products and completed operations coverage. The limits shall be no less than $5,000,000 each for bodily injury and/or property damage and $10,000,000 for the aggregate. Motorola shall be named as additional insured under such coverage.

     (c) Automobile Liability insurance covering bodily injury and property damage liability arising out of the use by or on behalf of VENDOR and its employees. The limits shall be no less than $5,000,000 and Motorola shall be named as additional insured.

     (d) Errors and Omissions insurance covering the VENDOR for loss or damage arising out of negligent acts or errors or omissions which arise from providing Designated Services under this Agreement with limits of no less than $5,000,000 per occurrence.

     (e) Umbrella or excess coverage, including professional liability, in the amount of $5,000,000 with MCG named as additional insured.

     (f) Fidelity insurance which covers VENDOR's employees. The limits shall be at least $1,000,000.

     (g) Fire insurance in an amount to cover the repair or replacement of MCG's property provided to VENDOR's care. Business Interruption Insurance sufficient to continue operations for six (6) months. Motorola shall be named as loss payee under these policies.

     (h)  Special Provisions.

          (i) VENDOR shall deliver to MCG a certificate(s) of insurance stating that the foregoing insurance policies are in full force and effect and shall name MCG, MCG, their directors and officers, representatives and employees as additional insured and/or loss payee, with the exception of workers compensation coverage with the foregoing insurance above, as their interests may appear.

          (ii) Policies shall be placed with a company rated not less than A/VII in the A.M. Best Company Rating Guide. VENDOR shall require each insurer to give MCG thirty (30) days written notice before the policy or policies are canceled or materially altered.

          (iii) Insurance shall include cross liability, severability of interests endorsement.

          (iv) Insurance shall stipulate that the VENDOR's insurance is primary insurance.

          (v) In the event that MCG agrees to a "claims-made" policy pursuant to the provision of the required insurance listed above, such claims-made policy must be maintained by VENDOR for at least five (5) years after completion of work unless this obligation is waived in writing in whole or in part by MCG.

          (vi) The foregoing requirements as to the types and limits of insurance coverage to be maintained by VENDOR, and any approval or waiver of said insurance by MCG is not intended to and shall not in any manner limit or qualify the liabilities and obligations otherwise assumed by VENDOR pursuant to this Agreement, including but not limited to the provisions concerning the indemnification provision.

          (vii) At MCG's sole option, some insurance requirements contained in this Section 19 may be fulfilled by a self-insurance program of VENDOR. In the event that VENDOR is self-insured, this shall not in any way limit the liabilities assumed by VENDOR under this Agreement.

          (viii) Should any of the work under this Agreement be subcontracted, VENDOR shall either require each of its subcontractors to provide the aforementioned coverage, or VENDOR may insure subcontractor(s) under its own policy(ies). Irrespective of the option so selected by VENDOR, VENDOR shall retain the sole obligations to comply with the insurance policy requirements. Any subcontracting must be approved in writing by MCG.

          (ix)   The procurement and maintenance of insurance specified in this
          Section 19 shall not limit or affect any liability which VENDOR might have by virtue of this Agreement or otherwise.

20.  LIMITATION OF LIABILITY

     (a) Each party's liability for actual damages from any cause whatsoever, except as otherwise stated in this section, will be limited to $2,000,000 in aggregate per year. This limitation will apply, regardless of the form of action, whether in contract or tort, including negligence.

     (b) IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS, LOST SAVINGS, INCIDENTAL DAMAGES, OR CONSEQUENTIAL DAMAGES THAT MAY RESULT FROM THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     (c) The foregoing limitations of Section 20(a) will not apply to claims by either party for bodily injury or damage to real property or tangible personal property for which the other party is legally liable. The foregoing limitations also shall not limit any of MCG's rights to recover fully against matters for which VENDOR has insurance coverage as set forth in Section 19.

21.  GENERAL PROVISIONS

     (a)  Independent Contractor. At all times in its performance of the
          ----------------------
Services under this Agreement, VENDOR will be acting solely as an independent contractor and MCG shall exercise no control, other than as specified herein, over the activities or operations of VENDOR. The parties understand and agree that MCG is in no way associated with or otherwise connected with the performance of this Agreement by VENDOR, nor the employment by VENDOR of labor or the incurring by VENDOR of expenses in connection herewith (except as otherwise expressly provided for herein).

     (b)  Force Majeure. Neither party shall be liable for delays caused by
          -------------
revolution, insurrection, riot, war, act of the public enemy, national emergency, strike, flood, fire, act of God, or by any other cause, whether similar or dissimilar, not within the control of the party.

     (c)  No Implied Licenses. Except as otherwise stated herein, no licenses
          -------------------
are implied or granted by this Agreement under any patents or other industrial property rights owned or controlled by or licensed to MCG, in particular, VENDOR acknowledges that no rights to manufacture the Eligible Products are granted by this Agreement.

     (d)  Assignment. Neither party shall, directly or indirectly, sell,
          ----------
transfer or assign its rights or delegate performance of any of its obligations under this Agreement to a third party, without the prior written consent of the other party (which consent shall not be unreasonably withheld), except that either party may make such an assignment in connection with a merger, sale or transfer of all or substantially all of its assets, provided that such party shall notify the other party of such assignment as soon as permitted under contract and law. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

     (e)  Entire Agreement; No Third Party Beneficiaries. This Agreement
          ----------------------------------------------
constitutes the entire understanding between the parties in respect of the matters set forth herein. Nothing in this Agreement or in any schedule or exhibit referenced herein is intended to confer on any person or entity, other than the parties hereto, any rights, benefits or remedies under or by reason of this Agreement. Notwithstanding the foregoing, this subsection 21(e) shall not apply to subsection 12(c) above.

     (f)  Notice. Any notices, consents, objections, demands, requests or other
          ------
communications required or permitted to be given pursuant to this Agreement shall be in writing, and shall be sent by certified mail, return receipt requested, to the addresses of the parties set forth in the heading to this Agreement. Either party may designate, by notice, a change of address hereunder. Notices shall be deemed to have been given when deposited in the United States mail.

     (g)  Choice of Law and Dispute Resolution. This Agreement shall be governed
          ------------------------------------
and interpreted by the laws of the State of Arizona (excluding its conflict of laws principles and excluding that law known as the United Nations Convention for the International Sale of Goods). The parties agree to attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in the spirit of mutual friendship and cooperation. If such attempts fail, the dispute shall first be submitted to a mutually-acceptable neutral advisor for non-binding mediation, fact-finding or other form of non-binding alternative dispute resolution (ADR) selected by the parties. Neither party may unreasonably withhold acceptance of such an advisor, and his or her selection must be made within 45 days after written notice by the party demanding the use of ADR. The cost of such mediation or other ADR procedure shall be shared equally by the parties. Any dispute which cannot be resolved between the parties within six months of the date of the initial demand shall be finally determined by the courts within Arizona. The use of an ADR procedure under this subsection shall not be construed (under such doctrines as laches, waiver or estoppel) to have affected adversely either party's ability to pursue its legal remedies. And nothing in this subsection shall prevent either party from resorting to judicial proceedings if (1) good faith efforts to resolve a dispute under these procedures have been unsuccessful or (2) interim resort to a court is necessary to prevent serious and irreparable injury to either party or to others. In such proceedings, the prevailing party shall be entitled to reasonable attorney's fees and costs.

     (h)  Headings. The headings of this Agreement are for convenience only and
          --------
are in no way intended to affect the meaning or interpretation of any provision of this Agreement.

     (i)  Waivers, Amendments and Modifications. No provisions of this Agreement
          -------------------------------------
or any Schedule or Exhibit attached hereto shall be deemed waived, amended or modified by either party unless such waiver, amendment or modification is in writing and signed by both parties hereto.

     (j)  Hazardous Substances and Materials. MCG does not require in any way
          ----------------------------------
that VENDOR use any "hazardous substances" as defined in 29 CFR 1910.1200. VENDOR shall indemnify and hold MCG harmless for any such use on its own.

     (k)  Counterparts. This Agreement may be executed by both MCG and VENDOR
          ------------
with original signatures on one or more documents. Duplicate original documents or copies of this document shall be deemed to have the same force and effect as a signed original document. VENDOR agrees that it will take all actions required by law in order to ensure that all workers assigned to perform services under this Agreement are authorized to engage in such employment in accordance with the Immigration Reform and Control Act of 1986. VENDOR further agrees that, upon request by MCG, it shall provide MCG with a copy of the Form I-9 completed for any of its employees assigned to perform services.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first-above written.

MCG                                     VENDOR
---                                     ------

MOTOROLA, INC. COMPUTER GROUP           LINUXCARE, INC.

By: /s/ Christine M. Aumann             By: /s/ Thomas W. Phillips
Name: Christine M. Aumann               Name: Thomas W. Phillips
      -------------------                     ------------------
Title: V.P. Customer Services           Title: V.P. Sales
       ----------------------                  ----------
Date: 12/13/99                          Date: 12/13/99
      --------                                --------

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first-above written.

MCG:                                    VENDOR:
---                                     ------

MOTOROLA, INC. COMPUTER GROUP           LINUXCARE, INC.

By: ________________________________    By: /s/ Thomas W. Phillips
Name: ______________________________    Name: Thomas W. Phillips
                                              -----------------
Title: _____________________________    Title: V.P. Sales
                                               ----------
Date: ______________________________    Date: 12/13/99
                                              --------

                                   Exhibit A

                               STATEMENT OF WORK



                              Exhibit A - Page 1

                                   Exhibit B

                           MOTOROLA CODE OF CONDUCT

                         (AS AMENDED AUGUST 27, 1993)

POLICY
------

     Since its inception, the keystone of Motorola's business success has been integrity with respect to its dealing with customers, suppliers and governments. The highest order of ethical conduct has and continues to be the very foundation of our enterprise. These qualities have been instilled and transmitted throughout the Company.

     The following statement of business philosophy and objectives applies to all components of our Company. It is intended to be read and applied as part of and supplementary to our already widely disseminated statements on the subject of business ethics and standards of conduct set forth in our For Which We Stand document.

     This Code of Conduct provides firm, uncompromising standards for each of us in our dealings with agents, customers, suppliers, political entities and others. The Code reemphasizes and provides further guidance regarding policies which have been an integral part of Motorola's business philosophy from the beginning.

     Adherence to this Code is the responsibility of each employee of Motorola and a condition of continued employment. It will be administered uniformly throughout the company and independent of the practices of other companies. Adherence to the Code will continue to be the subject of management attention, periodic audits of our Internal Audit Department and review by the Business Ethics Compliance Committee.

     The terms "Motorola" and "Company" as used in this Code of Conduct include Motorola, Inc. and all of its affiliated companies.

A.   IMPROPER USE OF COMPANY FUNDS AND ASSETS
     ----------------------------------------

     Section 1. The funds and assets of Motorola shall not be used, directly or indirectly, for illegal payments of any kind.

Example: The payment of a bribe to a public official or the kickback of funds to
-------
an employee of a customer would be in direct violation of this section of the Code.

                              Exhibit B - Page 1

     Section 2. The funds and assets of Motorola shall not be used, directly or indirectly, for payments, gifts or gratuities of any kind, whether legal or illegal, which directly or indirectly inure to the personal benefit of any agent or employee of any entity with which Motorola does business, with the following exception:

     (a) Unless prohibited by the policy of the Customer, Motorola may give as social amenities to customer and employees of non-government customers normal sales promotional items bearing the Company's name or items of insignificant value such as flowers and candy.

     Under no circumstances may the payment of a gratuity or fee (or gift of any kind) be made to a government employee whether in recognition of efficient service or otherwise.

     Section 3. The funds and assets of Motorola shall not be used, directly or indirectly, for political contributions, whether legal or illegal. The term "political contributions" is used in its broadest sense and includes local, state or national fund-raising dinners, banquets, raffles or any funds or gifts (including the free or discounted use of property or services) which could be routed, directly or indirectly, to a political candidate, party, committee or organization.

     Example: The foregoing prohibition of political contributions would be
     -------
violated if a manager directed any employees to work for a political candidate or party or used company funds to reimburse employees for political contributions made with their private funds.

     This section is not intended to limit or otherwise restrict: (1) the personal political activities of Motorola employees, or (2) the right of Motorola employees to make personal contributions to any Motorola political action committee.

     Section 4. Motorola shall not enter into any agreements with dealers, distributors, agents or consultants:

          (a) which are not in compliance with the applicable laws of the United States and with the laws of any other country that may be involved; or

          (b) which provide for a commission rate or fee that is not reasonable and commensurate with the functions or services to be rendered.

     Example: It would be a violation of this section of the Code to provide a
     -------
sales agent with a commission on sales of Motorola products which the Motorola employee knows is intended to be used in part as a kickback to employees of the customer. (See the relevant Corporate Financial Practice for further guidance regarding these matters.)

     Section 5. The funds and assets of Motorola must be properly and accurately recorded on the books and records of the Company in accordance with generally accepted accounting principles and practices and no false or artificial entries shall be made in the books, records or accounts of the Company. No payment made on behalf of Motorola shall be approved or made with the intention or understanding that any part of such payment is to be used for any purpose other than that described by the documents supporting the payment.

                              Exhibit B - Page 2

     Example:  It would be a violation of this section of the Code of Conduct to
     -------
purposefully issue an invoice or other document which inaccurately reflects a transaction.

B.   CUSTOMER/SUPPLIER/GOVERNMENT RELATIONSHIPS
     ------------------------------------------

     Section 1. Information disclosed by a customer to a Motorola employee and clearly identified verbally or in writing as sensitive, private or confidential shall be protected from disclosure to unauthorized persons inside and outside the Company to the same extent as Motorola sensitive, private or confidential information is protected, except where such information was already known to Motorola, is available from other sources, or is generally known outside the Motorola or customer organizations.

     Example (a):  A customer makes Motorola aware of a confidential project for
     -----------
which he is contemplating use of Motorola products. He asks Motorola to hold the discussion in confidence. His request will be honored. The information will not be disclosed within the Company to persons without a reasonable need to know in order to serve the best interests of that customer. Nor will the information be disclosed to any persons outside the Company except where required to comply with a law or regulation.

     Example (b):  Motorola's price and delivery quotation to a customer will
     -----------
not be disclosed to Motorolans without a need to know and never outside the Company unless the information has been released by the customer or supplier or is required to be released by law or regulation.

     Section 2. Employees of Motorola will respect the laws, customs and traditions of each country in which they operate, but will, at the same time, engage in no act or course of conduct which, even if legal, customary and accepted in any such country, could be deemed to be in violation of the accepted business ethics of Motorola or the laws of the United States relating to business ethics.

     Section 3. Employees of Motorola shall not accept payments or gifts (other than advertising novelties or other items of nominal value), including any favors which might be regarded as placing the employee under some obligation to a third party dealing or desiring to deal with Motorola, provided, however, in rare circumstances, where the refusal to accept a gift (other than gifts of nominal value referred to above) may be impossible without injuring the legitimate business interests of Motorola, such gifts may be accepted so long as the gift inures to the benefit of Motorola and will not inure to the benefit of the Motorola employee.

     Example (a):  Included within the scope of this prohibition is the
     -----------
acceptance by Motorolans of presents from suppliers at Christmas as well as the acceptance by Motorolans of money, property or services (e.g., free trips) from business associates.

     Example (b):  A Motorolan traveling on Motorola business may accept the
     -----------
courtesy of free lodging in a Customer facility so long as properly noted on Motorolan's travel expense records.

     Example (c):  Suppliers win Motorola business on the basis of product or
     -----------
service suitability, price, delivery and quality. There is no other basis.
                                                  -----------------------
Attempts to influence procurement decisions by offers of any compensation, commission, kickback, paid vacation, special discount on

                              Exhibit B - Page 3
a product or service, entertainment or any form of gift or gratuity must be firmly rejected by all Motorolans.

     Section 4. Motorola may, unless otherwise prohibited, pay the transportation and lodging expenses incurred by customers, agents or suppliers, prospective or otherwise, in connection with a visit to a Motorola facility or product installation for any reasonable business purpose, including on-site examination of equipment, the participation in a training session or contract negotiations with Motorola, but (except for ground transportation provided by an accompanying Motorolan) only in such cases where prior to any such visit:

          (i) the written approval for the payment of such expenses has been obtained from both the Office of the Division General Manager and the General Counsel, and whenever practicable, the senior management of the traveler has been informed of the payment of such expenses by Motorola, or

          (ii) Motorola is obligated by contract to pay such expenses and the obligation is specifically delineated.

     All such expenses must be accounted for in accordance with standard travel procedures. General accounts such as sales promotion, should not be charged for
                                                             ---
travel expenses. Payment of such expenses by Motorola may only be made if they are not otherwise prohibited. For example, payment of such expenses by Motorola could be prohibited in a particular situation by applicable law or regulation, by a contract, or by the policy of the customer, agent or supplier.

     Section 5. Motorola will not employ any individuals known to be related, by blood, marriage or adoption (except relations more remote than first cousin), to any person having influence over the purchasing decisions of any private or public entity to which Motorola sells any of its products unless such employment is first disclosed to and approved in writing by (1) the senior management of such private or public entity; and (2) the general manager of the Motorola Group/Division involved.

C.   CONFLICT OF INTEREST

     Section 1.  Secondary Employment
                 --------------------

     (a)  A Motorola employee shall not:

          (i)    be employed by any other firm or person, including self-
                                                          ---------------
employment, if such firm or person is a competitor or supplier of Motorola, or
----------

          (ii)   be employed by any other firm or person, excluding self-
                                                          ---------------
employment, if such firm or person is a customer of Motorola, or
----------

          (iii) engage in any activity where the skill and knowledge the employee develops or applies in the employee's Motorola position is transferred or applied to such activity in derogation of the present or prospective business interests of Motorola.

                              Exhibit B - Page 4

     (b) A Motorola employee shall not have any relationship with any other business enterprise which might affect the employee's independence of judgment in transactions between Motorola and the other business enterprise or otherwise conflicts with the proper performance of the employee's duties at Motorola.

     (c) A Motorola employee may not accept any appointment to membership of the Board of Directors, standing committee, or similar body of any outside company, organization, or government agency (other than charitable, educational, fraternal, political, community or religious organizations or similar groups) without first receiving the prior approval of Motorola's Chief Executive Officer, whether or not a possible conflict of interest might result from the acceptance of any such appointment.

     Section 2.  Personal Financial Interest
                 ---------------------------

     (a)  Supplier-Customer Relationships. A Motorola employee may not have any
          -------------------------------
interest in any supplier or customer of Motorola which interest could in any respect compromise the employee's loyalty to Motorola.

     (b)  Competitor Relationships. A Motorola employee may not have any
          ------------------------
interest in another enterprise which might appear to adversely affect the employee's judgment regarding the employee's job or loyalty to Motorola. The proper application of criteria concerning the effect of a specific interest on an employee's judgment and loyalty will vary somewhat with the circumstances of each employee, but generally, the greater the job responsibility of the employee within Motorola, the higher the employee's duties are in these regards. Careful consideration must be given by all employees to investments in enterprises similar to Motorola. For instance, investments in companies primarily engaged in semiconductor manufacturing and major competitors in wireless communications equipment manufacture should be avoided. Other limitations may arise from investments in companies whose business is similar to the Motorola employee's group or sector organization and even more so regarding investments which are similar to the employee's day-to-day responsibilities.

     In case of a remote or relatively minor business similarity which does not adversely affect one's judgment or loyalty, an employee may find that there is no conflict in owning interests:

          (i) in a company, the shares of stock of which are publicly held and traded on a national securities exchange or automated quotation system; and

          (ii) where the amount of stock owned by the employee is (a) less than one one-hundredth of one percent of the class outstanding, and (b) less than 5% of the employee's net worth.

     (c) Interest of Associates. The interest of a Motorola employee's associate
         ----------------------
in a supplier, customer or competitor of Motorola may create a conflict-of-interest depending upon the facts and circumstances of the particular case.

     "Associate" for purposes of this policy statement shall mean:

                              Exhibit B - Page 5

          (i) any relative of a Motorola employee, any person living in the employee's household or to whom the employee furnishes support or any person having a personal relationship, similar to the above, with a Motorola employee;

          (ii) any business in which the employee has a financial interest, any creditor or debtor of the Motorola employee, or any other person benefits to whom could reasonably be expected to relieve the Motorola employee of some obligation or obtain for the employee some personal advantage or gain; or

          (iii) any trust or estate administered by such persons or in which they may have a financial interest as a beneficiary.

     (d)  Business Involvement with Associates. A Motorola employee may not
          -------------------------------------
cause or Motorola to do business with any business in which the employee or an associate is interested. If an instance occurs where it is important to Motorola's advantage to enter into such a transaction, the proposed situation shall be submitted in writing to, and receive prior written approval of Motorola's General Counsel before any commitment is made. Such approval will not be granted unless it can be ascertained that the terms of the transaction are to be determined by competitive bidding or are established by law, or are determined under other conditions which clearly establish an arm's length fairness of terms.

     Section 3.  Inside Information
                 ------------------

     (a) A Motorola employee may not buy or sell or recommend to others to buy or sell, any security or other interest in property based on knowledge derived from such person's employment. Employees should avoid transactions in the area of real estate which Motorola may be considering buying or selling or has decided to buy or sell.

     (b) A Motorola employee may not disclose confidential Motorola information to any person other than in the proper discharge of the employee's Motorola duties.

D.   OPERATING PROCEDURES
     --------------------

     Section 1. If at any time a Motorola employee (or a subordinate or an associate of a Motorola employee) has engaged, or is about to engage in any activity covered by the Code of Conduct, the employee should promptly make all facts known to Motorola's Corporate Vice President and General Counsel who will:

     *    Give advice to employees concerning the Code of Conduct;

     *    Make factual investigations where indicated;

     * Determine whether the facts give rise to a violation of the Code of Conduct and advise the Chief Executive Office of each violation, and recommend the remedial action to be taken; and

     *    Consider exceptions from the Code of Conduct on a case by case basis.

                              Exhibit B - Page 6

     Section 2. Motorola's Corporate Vice President and General Counsel will cause the Code of Conduct to be circulated periodically to each officer, director and certain other employees.

     Section 3. In all substantive matters relating to the administration of this Code of Conduct, the Corporate Vice President and General Counsel shall confer with the Business Ethics Compliance Committee.

                              Exhibit B - Page 7

                                   Exhibit C

                   I.  U.S. GOVERNMENT TERMS AND CONDITIONS

     CLAUSES FOR A NEGOTIATED FIXED PRICE, TIME AND MATERIALS, OR LABOR HOUR SUPPLY OR SERVICE CONTRACT.

     This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, a full copy text will be made available.

FAR             FAR                                                                CLAUSE
CLAUSE          NUMBER            CLAUSE TITLE                                     DATE
52.202-1        252.202-0001      Definitions                                      April 1984

52.203-1        252.203-0001      Officials Not to Benefit                         April 1984

52.203-3        252.203-0003      Gratuities                                       April 1984

52.203-5        252.203-0005      Covenant Against Contingent Fees                 April 1984

52.203-6        252.203-0006      Restrictions on Subcontractor Sales to the       July 1985
                                  Government

52.203-7        252.203-0007      Anti-Kickback Procedures. The following          October 1988
                                  is added to paragraph (c)(2): "seller shall
                                  notify Buyer when such action has been
                                  taken." In the first sentence of paragraph
                                  (c)(4) "the contracting officer may..." is
                                  replaced by "after the contracting officer
                                  has effected an offset at the contract level
                                  or has directed Buyer to withhold any sum
                                  from the Seller, Buyer shall...".

52.210-6                          Listing of Used or Reconditioned Material,       April 1984
                                  Residual Inventory and Former
                                  Government Surplus Property. Seller
                                  discloses hereunder that spare and/or repair
                                  parts provided under this Agreement may
                                  include components which have been
                                  refurbished. Such components will be
                                  provided in "like new" condition and will
                                  include warranty coverage equivalent to
                                  new components.

                              Exhibit C - Page 1

FAR            FAR                                                     CLAUSE
CLAUSE         NUMBER        CLAUSE TITLE                              DATE
52.212-8                     Defense Priority and Allocation           September
                             Requirements                                    1990

52.215-1       252.215-0001  Examination of Records by Controller      April 1984
                             General

52.222-4                     Contract Work and Safety Standards Act-   March 1986
                             Overtime Compensation

52.222-24                    Pre-award On-Site Equal Opportunity       April 1984
                             Compliance Review

52.222-25                    Affirmative Action Compliance             April 1984

52.222-40                    Service Contract Act of 1965, as amended  April 1984
                             - Contracts of $2,500

52.222-41 1                  Service Contract Act of 1965, As          May 1989
                             Amended (Over $2,500)

52.222-42 1                  Statement of Equivalent Rates for Hire    May 1989

52.223-2       252.223-0002  Clean Air and Water (Over $100,000)       April 1984

52.223-6       252.223-0006  Drug Free Workplace                       July 1990

52.225-13                    Restrictions on Contracting With          May 1989
                             Sanctioned Persons

52.227-2                     Notice and Assistance Regarding Patent    April 1984
                             and Copyright Infringement

52.227-14                    Rights in Data - General                  June 1987

52.228-5       252.228-0005  Insurance - Work on Government            April 1984
                             Installation

______________________

     1 Seller represents only that it shall pay its employees performing under this Agreement not less than the minimum wage specified under 6(20(1) of the Fair Labor Standards Act of 1938, as amended (29 U.S.C. 201-206), unless wage determination(s) applicable to particular customer orders are provided to the Seller for review and validation of affected employees' wages and fringe benefits.

                              Exhibit C - Page 2

FAR          FAR                                               CLAUSE
CLAUSE       NUMBER        CLAUSE TITLE                        DATE
52.232-23    252.232-0023  Assignment of Claims                January 1986

52.232-28                  Electronic Funds Transfer Payment   April 1989
                           Method

52.243-1     252.243-0001  Changes - Fixed Price Alternate II  August 1987

52.246-25    252.246-0025  Limitation of Liability - Services  April 1984

52.249-1                   Termination for Convenience of the
                           Government (Fixed-Price)(Short Forms)


                    II.  STATE & LOCAL TERMS AND CONDITIONS

Rules of the Procurement Policy Board of the City of New York dated August 1, 1990.

                              Exhibit C - Page 3

                                  Schedule 16
                                  -----------

                         EQUAL EMPLOYMENT OPPORTUNITY

     A)   PROVISIONS OF FEDERAL ACQUISITION REGULATION (FAR) 52.222-26(B)(1)-
(11) PERTAINING TO EQUAL OPPORTUNITY CLAUSE;

     B) ALL PROVISIONS OF 41 C.F.R. 60-250 AS IMPLEMENTED BY FAR 25.222-35 AND -37 PERTAINING TO EMPLOYMENT REPORTS AND AFFIRMATIVE ACTION FOR DISABLED VETERANS AND VETERANS OF THE VIETNAM ERA; AND

     C) ALL PROVISIONS OF C.F.R. 60-741 AS IMPLEMENTED BY FAR 52.222-36 PERTAINING TO AFFIRMATIVE ACTION FOR HANDICAPPED/DISABLED WORKERS.

     VENDOR REPRESENTS THAT IT HAS SUBMITTED STANDARD FORM 100 (EEO-1). COMPLIANCE REPORTS AS REQUIRED BY C.F.R. 60-1.7 AS IMPLEMENTED BY FAR 52.222-22. VENDOR CERTIFIES THAT, IN COMPLIANCE WITH 41 C.F.R. 60-1.8 AS IMPLEMENTED BY FAR 52.222-21, IT DOES NOT AND WILL NOT MAINTAIN OR PROVIDE FOR ITS EMPLOYEES ANY SEGREGATED FACILITIES AT ANY OF ITS ESTABLISHMENTS, AND THAT IT DOES NOT AND WILL NOT MAINTAIN OR PROVIDE FOR ITS EMPLOYEES ANY SEGREGATED FACILITIES AT ANY OF ITS ESTABLISHMENTS, AND THAT IT DOES NOT AND WILL NOT PERMIT ITS EMPLOYEES TO PERFORM THEIR SERVICES AT ANY LOCATION UNDER ITS CONTROL WHERE SEGREGATED FACILITIES ARE MAINTAINED. VENDOR AGREES THAT BREACH OF THIS CERTIFICATION IS A VIOLATION OF THE EQUAL OPPORTUNITY CLAUSE INCORPORATED HEREIN. VENDOR FURTHER AGREES THAT IT WILL EITHER (A) OBTAIN CERTIFICATIONS OF NONSEGREGATED FACILITIES FROM PROPOSED SUBCONTRACTOR FOR SPECIFIC TIME PERIODS; OR (B) OBTAIN CERTIFICATIONS OF NONSEGREGATED FACILITIES FROM PROPOSED SUBCONTRACTORS PRIOR TO AWARD OF ANY SUBCONTRACT SUBJECT TO THE EQUAL OPPORTUNITY CLAUSE, WILL RETAIN SUCH CERTIFICATIONS IN ITS FILES, AND FORWARD THE NOTICE SET FORTH IN FAR 52.222-21 TO PROPOSED SUBCONTRACTORS. VENDOR AGREES TO COMPLY WITH ANY AND ALL STATE AND LOCAL GOVERNMENT EQUAL EMPLOYMENT OPPORTUNITY AND AFFIRMATIVE ACTION LAWS, INCLUDING ANY AND ALL APPLICABLE STATUTES, RULES, REGULATIONS, ORDINANCES AND OTHER GUIDELINES.

                                 Schedule 1(h)
                                 -------------

                                 SERVICE AREA

The Service Area under this Agreement shall be all major areas of the world including, but not limited to, North America, South America, Europe, Asia Pacific and Japan.

                                      -1-